EXHIBIT 99.2

PracticeXpert Raises $5.8 Million
Wednesday April 28, 6:17 pm ET

LOS ANGELES, April 28, 2004 (PRIMEZONE) -- PracticeXpert, Inc. (OTC BB:PXPT.OB -
NEWS) today announced that it has raised $5.8 million through a private placement offering. The Company intends to use the proceeds to continue its program of acquiring medical billing companies, including the completion of one major acquisition to retire certain debt obligations, and for general working capital purposes. The $5.8 million offering was privately placed by New York investment banking firm, H. C. Wainwright & Co. Inc.

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Under the terms of the private placement the investors purchased restricted common stock at a price of $0.12 per share, and for each share purchased received a warrant to purchase an additional share at $.30. As a condition of the private placement, all holders of preferred securities in the Company have agreed to convert or, at the option of the Company, will convert their preferred securities to common shares. Further, the Company has provided registration rights to the investors in the private placement.

Lead investors on the private placement included RENN Capital Group, Inc. and Barron Partners LP. RENN Capital Group, Inc. is a Dallas, TX, based investment management firm. Since 1973, RENN Group, or its predecessor companies, has been engaged in the management of a series of investment funds principally engaged in investing in publicly traded securities of emerging growth companies. RENN Capital placed its investment in three of its publicly traded funds. For more information visit HTTP://WWW.RENCAPITAL.COM. Barron Partners, LP is a New York based private investment fund that specializes in investing in microcap and emerging growth opportunities.

Commenting on the raise, Jonathan Doctor, chief executive officer of PracticeXpert, Inc., said, "Through the difficult capital markets of the last three years we have grown our company from zero in revenues to our current $5 plus million annual run rate, we have taken our company public, and we have positioned ourselves to become a dominant player in medical billing through an acquisition and technology leadership strategy. I wish to personally thank the many small investors who provided us the capital to continue building our business during our embryonic years. Now, we have entered a new phase in our development. We take it as an endorsement of our strategy that well-respected investment banking firms and savvy institutional investors are stepping up to the table, and with their support we are ever more confident in our strategy, and our ability to execute on that strategy."

About PracticeXpert, Inc.

PracticeXpert, Inc. is in the business of providing "turn-key" administrative services to, as well as developing and deploying systems, technologies and services designed to improve operational efficiencies, reduce billing errors and enhance cash flow for, medical practitioners. Our services




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revolve around our flagship Revenue Management System, PXpert(tm), and include medical billing and accounts receivable management, practice management, transcription, and consulting. Where applicable, PracticeXpert bundles its technology applications with its billing and other practice management services to provide a complete and integrated solution to its physician customers. To find out more about PracticeXpert, Inc. (OTC BB:PXPT.OB - NEWS), visit our website at HTTP://WWW.PRACTICEXPERT.COM.

Note: Any statements released by PracticeXpert, Inc. that are forward- looking, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act. Editors and investors are cautioned that forward-looking statements invoke risk and uncertainties that may affect the Company's business prospects and performances. These include economic, competitive, governmental, technological and other factors discussed in the statements and in the Company's filings with the Securities and Exchange Commission.

CONTACT:
          Investor Relations
          PracticeXpert, Inc.
          Michael Manahan, CFO
          (800) 661-9984
          mike@pxpert.com

          Product and Trade Relations
          Mohajer, Philpy & Hiles
          Mike Hiles
          (310) 234-3200
          mhiles@mphpr.com

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Source: PracticeXpert, Inc.